PURCHASE AND ESCROW AGREEMENT
                          -----------------------------


     THIS PURCHASE AND ESCROW AGREEMENT ("Agreement") is made as of November 12, 2003 by and between INTERNATIONAL TRUST & FINANCIAL SYSTEMS, INC. (the "Company"), William MARMION (the "Purchaser"), and J. BENNETT GROCOCK, P.A., a Florida professional association and members of the Florida Bar, with offices at 455 S. Orange Ave., Suite 500, Orlando, FL 32801 (the "Escrow Agent").

                              W I T N E S S E T H:

     Company and Purchaser previously entered into a Letter of Intent dated November 5, 2003, for the purchase of a controlling interest in Company by Purchaser, which Letter of Intent provided for the parties to enter into a definitive purchase agreement.

     Company and Purchaser desire to set forth the terms and conditions under which the Purchaser will acquire the controlling interest in the Company.

     Purchaser and Company have requested that the Escrow Agent hold the Escrow Funds, Free Trading Shares, Restricted Shares, and Preferred Shares, all as hereafter defined, to be delivered in accordance with the terms of this Agreement

     NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                    ---------

                           TERMS OF PURCHASE AND SALE

     1.1 Purchaser has, or during the course of this Agreement will, deposit the sum of $225,800 (the "Escrow Funds") with the Escrow Agent, to be disbursed in accordance with this Agreement. Purchaser will deposit $85,800 immediately on the execution of this Agreement, will deposit an additional $70,000 no later than three (3) days prior to the disbursement date provided for in Article 2.3 of this Agreement, and will deposit an additional $70,000 no later than three
(3) days prior to the disbursement date provided for in Article 2.4 of this Agreement

     1.2 The Company shall cause a total of 14,996,565 shares of its $0.001 par value common stock to be transferred to or deposited with the Escrow Agent, with executed stock powers attached, with transfer instructions issued to the Company's transfer agent for, or with DTC transfer instructions issued for transfer of the shares, of which not less than 14,000,000 shall be free trading shares (all 14,996,565 shares hereafter being referred to as the "Free Trading Shares"), for disbursement in accordance with this Agreement. The deposit of the Free Trading Shares shall be made in installments, with not less than one third of the total Free Trading Shares either deposited with the Escrow Agent, or transfer instructions issued to the Company's transfer agent for the transfer of the Shares delivered to the Escrow Agent, no later than the date of each disbursement provided for in Articles 2.2, 2.3 and 2.4 of this Agreement, respectively.

     1.3 The Company shall cause 2,360,430 shares of its $0.001 par value common stock to be transferred to or deposited with the Escrow Agent, with executed stock powers attached, or shall deliver a copy of written instructions to the Company's transfer agent to issue such shares, which


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shares shall be unregistered, restricted shares (the "Restricted Shares"), for disbursement in accordance with this Agreement.

     1.4 The Company shall cause 2,870,000 shares of its $0.001 par value voting, convertible preferred shares to be deposited with the Escrow Agent, with executed stock powers attached if necessary (the Preferred Shares"), for disbursement in accordance with this Agreement. The Preferred Shares shall have the rights and privileges as set forth in Exhibit "A" hereto.

     1.5 The Escrow Agent shall receive and hold the Escrow Funds, the Free Trading Shares, the Restricted Shares and the Preferred Shares and shall disburse the Escrow Funds, the Free Trading Shares, the Restricted Shares and the Preferred Shares as hereafter provided.

                                    ARTICLE 2
                                    ---------

                                  DISBURSEMENT

     2.1 The Escrow Agent shall disburse the sum of $10,800 immediately for expenses of the purchase and of the Company, as follows:

          2.1.1 To Kelley Trimble the sum of $5,800, for liabilities of the Company

          2.1.2 To or at the direction of Robert Hipple, the sum of $5,000 to cover the auditor review of the Company's Third Quarter 2003 10-Q filing and for other expenses.

     2.2 On the Closing of the purchase transaction, which shall be on or before November 12, 2003, the Escrow Agent shall make the following disbursements:

          2.2.1 The Preferred Shares and the Restricted Shares shall be released to Purchaser, for registration in the name of Purchaser.

          2.2.2 The sum of $50,000 shall be released from the Escrow Funds to or at the direction of Robert Hipple to pay or satisfy certain outstanding Promissory Notes of the Company, as consideration for the Preferred Shares and the Restricted Shares.

          2.2. 3 One-third of the Free Trading Shares shall be released as follows:

               2.2.3.1 One million shares shall be released to Alexander & Wade, Inc., for registration in the name of Alexander & Wade, Inc. or its assigns.

               2.2.3.2 One million shares shall be released to Ashvin Mascarenhas, for registration in the name of Ashvin Mascarenhas, or his assigns.

               2.2.3.3 The remainder of the first one third of the Free Trading Shares, or 2,999,855 shares, shall be released to Stephen F. Owens, for registration in the name of Stephen F. Owens, or his assigns.

          2.2.4 The sum of $20,000 shall be released from the Escrow Funds to or at the direction of Robert Hipple to pay or satisfy certain outstanding Promissory Notes of the Company, as consideration for the Free Trading Shares released.


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     2.3  On the date which is 45 days after the initial Closing Date of the purchase transaction, which date is expected to be on December 26, 2003, the Escrow Agent shall make the following disbursements:

          2.3.1 One-third of the Free Trading Shares shall be released as follows:

               2.3.1.1 One million shares shall be released to Alexander & Wade, Inc., for registration in the name of Alexander & Wade, Inc. or its assigns.

               2.3.1.2 One million shares shall be released to Ashvin Mascarenhas, for registration in the name of Ashvin Mascarenhas, or his assigns.

               2.3.1.3 The remainder of the second one third of the Free Trading Shares, or 2,999,855 shares, shall be released to Stephen F. Owens, for registration in the name of Stephen F. Owens, or his assigns.

          2.3.2 The sum of $70,000 shall be released from the Escrow Funds to or at the direction of Robert Hipple to pay or satisfy certain outstanding Promissory Notes of the Company, as consideration for the Free Trading Shares released.

     2.4 On the date which is 90 days after the initial Closing Date of the purchase transaction, which date is expected to be on February 10, 2004, the Escrow Agent shall make the following disbursements:

          2.4.1 One-third of the Free Trading Shares shall be released as follows:

               2.4.1.1 One million shares shall be released to Alexander & Wade, Inc., for registration in the name of Alexander & Wade, Inc. or its assigns.

               2.4.1.2 One million shares shall be released to Ashvin Mascarenhas, for registration in the name of Ashvin Mascarenhas, or his assigns.

               2.4.1.3 The remainder of the second one third of the Free Trading Shares, or 2,999,855 shares, shall be released to Stephen F. Owens, for registration in the name of Stephen F. Owens, or his assigns.

          2.4.2 The sum of $70,000 shall be released from the Escrow Funds to or at the direction of Robert Hipple to pay or satisfy certain outstanding Promissory Notes of the Company, as consideration for the Free Trading Shares released.

     2.5 In the event that the Escrow Funds to be released at any release date set forth above, are not available for release, then the Company may give written notice of default in payment to the Escrow Agent at any time thereafter, and the Escrow Agent shall, within five (5) days of the receipt of such written notice by mail, courier, hand delivery or facsimile, release all of the remaining shares of Preferred Shares, Restricted Shares and Free Trading Shares to Robert Hipple, for registration in the name of Robert Hipple, or his assigns, in complete discharge of the Escrow Agent

                                    ARTICLE 3

                               TERMS OF THE ESCROW


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     3.1  The  parties  hereby  agree to have Escrow Agent serve as escrow agent for and on their behalves, and Escrow Agent hereby accepts the duties and responsibilities as Escrow Agent as provided herein, whereby the Escrow Agent shall receive the Escrow Funds from Purchaser and the Free Trading Shares, Restricted Shares, and Preferred Shares to hold in escrow and distribute as set forth in this Agreement.

     3.2 Escrow Agent's fees shall be paid by Purchaser pursuant to a separate agreement between Escrow Agent and Purchaser, for which purpose the remaining $5,000 of Escrow Funds not otherwise disbursed in accordance with Article 2, shall be applied immediately on the date of execution of this Agreement

     3.3 This Agreement may be altered or amended only with the written consent of all of the parties hereto. Should the Purchaser or Company attempt to change this Agreement in any manner, which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying Purchaser and Company in writing. In the case of the Escrow Agent's resignation pursuant to the foregoing, his only duty, until receipt of notice from Purchaser and Company that a successor escrow agent has been appointed, shall be to hold and preserve the Escrow Funds in a non-interest bearing account and the Preferred Shares, the Restricted Shares and the Free Trading Shares. Upon receipt by the Escrow Agent of said notice from Purchaser and Company of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Escrow Funds and the Preferred Shares, the Restricted Shares and the Free Trading Shares, the Escrow Agent shall promptly thereafter transfer the Escrow Funds and the Preferred Shares, the Restricted Shares and the Free Trading Shares to said successor escrow agent. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from Purchaser or Company after notice of resignation or removal has been given.

     3.4 The Escrow Agent shall be reimbursed by Purchaser for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties to the Company or the Purchaser. The Escrow Agent has no liability hereunder to either party other than to hold the Escrow Funds and the Preferred Shares, the Restricted Shares and the Free Trading Shares and to deliver the Escrow Funds and the Preferred Shares, the Restricted Shares and the Free Trading Shares under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement.

     3.5 The parties acknowledge and represent that they are not being represented in a legal capacity by J. Bennett Grocock, P.A., and have had the opportunity to consult with their own legal advisors prior to the signing of this Agreement.

     3.6 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorney shall be conclusive evidence of such good faith.


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     3.7  The  Escrow  Agent is hereby expressly authorized to disregard any and all instructions given by any one of the parties hereto, excepting only instructions signed by both Purchaser and Company and orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     3.8 The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver this Agreement.

     3.9 If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

     3.10 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the funds and shares held by the Escrow Agent hereunder, then, except as provided in Article 2.5 of this Agreement, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of the escrow deposits until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the escrow deposits to a state or federal court having competent subject matter jurisdiction and located in Orange County, State of Florida in accordance with the applicable procedure therefor.

                                    ARTICLE 4
                                    ---------
                                  MISCELLANEOUS

     4.1 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

     4.2 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     4.3 This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the escrow subject matter hereof and the purchase transaction provided for herein, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

     4.4 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.


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     4.5  The  parties  hereto  expressly  agree  that  this  Agreement shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the State of Florida. The parties agree that any dispute arising under or with respect to or in connection with this Agreement, whether during the term of this Agreement or at any subsequent time, shall be resolved fully and exclusively by binding arbitration in accordance with the commercial rules then in force of the American Arbitration Association with the proceedings taking place in Orlando, Florida, before a panel of three (3) arbitrators.

     4.6 By signing this Agreement, the Escrow Agent becomes a party hereto only for the purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


COMPANY:                                           PURCHASER;

INTERNATIONAL TRUST & FINANCIAL SYSTEMS, INC.



By:
    -----------------------------------------     ------------------------------
                                                  William Marmion
Its:
    -----------------------------------------


ESCROW  AGENT:

J.  BENNETT  GROCOCK,  P.A.


By:
    -----------------------------------------
    J. Bennett Grocock, President


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